Exhibit 99 (e)(i)(10)

TENTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This Tenth Amendment (the “Amendment”) to the ETF Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of April 27, 2023 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST	FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan
Name:	Eric Falkeis		Teresa Cowan
Title:	President		President

ETF DISTRIBUTION AGREEMENT

Exhibit A Effective as of April 27, 2023

FUNDS:

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF
SoFi Social 50 ETF
SoFi Select 500 ETF
SoFi Be Your Own Boss ETF
SoFi Next 500 ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SoFi Web 3 ETF
SoFi Smart Energy ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF
Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF
ZEGA Buy and Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
SonicSharesTM Global Shipping ETF
FolioBeyond Rising Rates ETF
Residential REIT Income ETF
Non-Traded REIT Fund Tracker ETF
Elevate Shares 2X Daily BLOK ETF
Elevate Shares 2X Daily METV ETF
Elevate Shares 2X Daily BETZ ETF
Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF
Ionic Inflation Protection ETF
Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF
Aztlan Global Stock Selection DM SMID ETF
Unlimited HFND Multi-Strategy Return Tracker ETF

Noble Absolute Return ETF
God Bless America ETF
Subversive Cannabis ETF